Exhibit 99.1

Shift4 to Acquire Global Blue, the Leading Specialty Payments and Technology Provider Serving Luxury Brands

The acquisition enhances Shift4’s unified commerce capabilities and extends its reach to the 400,000+ retail and hospitality locations utilizing Global Blue’s specialized technology solutions supporting cross-border luxury shopping.

CENTER VALLEY, Pennsylvania and EYSINS, Switzerland — February 18, 2025 — Shift4 (NYSE: FOUR), the leader in integrated payments and commerce technology, and Global Blue (NYSE: GB), the leading specialty payments and technology platform enabling tax-free shopping, dynamic currency conversion, and payments solutions to the world’s largest retail brands, today announced they have entered into a definitive agreement under which Shift4 will acquire Global Blue for $7.50 per common share in cash, representing an 15% premium to Global Blue’s closing share price as of February 14, 2025, and a ~$2.5 billion enterprise value.

With over 40 years of history, Global Blue is a market leader at the intersection of travel and luxury retail across Europe, Asia, and South America. More than 400,000 premium retail and hospitality locations rely on Global Blue’s tax-refund and currency conversion technology, including the world’s most iconic luxury and premium retailers as well as other large retail electronics, sportswear and fast fashion brands.

“This acquisition continues a bold tradition of introducing transformative capabilities to exceptional customers along with a massive embedded cross-sell opportunity,” said Shift4 President Taylor Lauber. “It fits perfectly in the Shift4 playbook: delivering an enormous volume conversion opportunity while unlocking significant new revenue opportunities and capabilities that open entirely new markets for us. Integrating Global Blue into our unified payments platform positions Shift4 as a leading unified commerce payment provider around the world.”

Global Blue’s merchant solutions will be added to Shift4’s global payments platform to deliver an enhanced end-to-end experience for its merchants. The addition of tax refund and currency conversion capabilities enhances Shift4’s position as an innovative vendor and trusted partner. Global Blue is the most comprehensive two-sided network in its category, connecting millions of affluent international shoppers to its merchants and directly engaging with international shoppers through its proprietary app, creating powerful network effects and allowing for further product innovation, such as loyalty, digital marketing, and more.

“Uniting with Shift4 represents the next phase of Global Blue’s growth journey, enhancing our integrated value proposition to our marquee merchants globally,” said Global Blue CEO Jacques Stern. “Most importantly, we’re excited, alongside Shift4, to continue our track-record of innovation to deliver better experiences for all stakeholders in the shopping ecosystem.”

As part of the transaction, Shift4 is also announcing that two current shareholders of Global Blue, Ant International and Tencent, are exploring strategic partnerships with Shift4 and intend to remain shareholders in the combined business. The partnership will build on their existing relationship with Global Blue and explore collaboration with Shift4 on global e-commerce payment products. This will include the distribution of unified gateway service Alipay+, which connects global merchants with 1.6 billion user accounts of over 35 digital payment methods across the world, and Weixin Pay, the most widely used mobile payment service in China, throughout the Shift4 ecosystem, including hospitality and venues. This partnership highlights these shareholders’ confidence in Shift4’s ability to become a global leader in unified commerce solutions for retail merchants.

“At Ant International we provide innovative payments, digitization and financial services to drive the development of global commerce and inclusive growth for SMEs. Our strategic investment in Shift4 is highly consistent with that mission,” said Douglas Feagin, President of Ant International, “We’ve been impressed by Shift4’s emergence as a global omni-channel payment partner in just the last few years and we’re excited to cement this relationship early in their international expansion journey. We extend our sincere gratitude to Jared Isaacman, Taylor Lauber and Thomas Farley for their visionary decision that made this strategic partnership possible. We look forward to future collaboration across a broader ecosystem co-created by our two companies to empower businesses of all sizes to thrive in the digital era.”

James Mitchell, Chief Strategy Officer and Senior Executive Vice President of Tencent, added: “We are excited to continue supporting Global Blue under Shift4’s new ownership. With Jared Isaacman and Taylor Lauber at the helm, the company has become an impressive integrated payments and commerce technology leader. We are pleased to make a strategic investment in Shift4 and look forward to exploring partnership opportunities globally.”

Transaction Details

Under the terms of the definitive agreement, Shift4 intends to acquire Global Blue for $7.50 per common share in cash, representing a 15% premium to Global Blue’s closing share price as of February 14, 2025, through a tender offer and a subsequent statutory squeeze-out merger. Upon completion of the transaction, Global Blue’s common and preferred stock will no longer be listed on any public stock exchange. Global Blue warrant holders will be able to exercise their warrants, ahead of their maturity in August 2025.

The acquisition has been unanimously approved by the boards of directors of Shift4 and Global Blue. It is expected to close by the third quarter of calendar year 2025, subject to receipt of regulatory approvals, other customary closing conditions, and a minimum tender of at least 90% of Global Blue’s issued and outstanding common shares and preferred shares on a combined basis. Certain Global Blue shareholders have entered into tender and support agreements, pursuant to which such shareholders agreed, among other things, to tender their shares in the tender offer subject to the terms and conditions of such agreements. The Global Blue shareholders who entered into such tender and support agreements own, in the aggregate, approximately 90% of Global Blue’s issued and outstanding common shares and preferred shares on a combined basis.

Shift4 expects to finance the acquisition with cash on hand and a 364-day $1,795 million bridge loan facility entered in connection with the transaction.

Tom Farley, Chairman of Global Blue, on behalf of the existing board of directors including representatives of Silver Lake, Partners Group, Certares, and Knighthead, said: “We are pleased to unanimously recommend the transaction, which we believe will deliver significant, immediate and certain value to Global Blue’s shareholders. More broadly, we firmly believe that this transaction is in the best interests of our employees, customers, and stakeholders, ensuring continued growth and innovation under new ownership.”

For further information regarding all terms and conditions contained in the definitive agreement, please see Shift4’s Current Report on Form 8-K, which will be filed in connection with the transaction.

Advisors

Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Shift4, Latham & Watkins LLP and Loyens & Loeff N.V. are acting as legal counsel.

J.P. Morgan Securities LLC is acting as lead financial advisor for Global Blue, Deutsche Bank Securities, IFBC, Oppenheimer & Co. Inc., PJT Partners, and UBS are acting as financial advisors (in alphabetical order), and Simpson Thacher & Bartlett LLP and Niederer Kraft Frey Ltd are acting as legal counsel.

About Shift4

Shift4 (NYSE: FOUR) is boldly redefining commerce by simplifying complex payments ecosystems across the world. As the leader in commerce-enabling technology, Shift4 powers billions of transactions annually for hundreds of thousands of businesses in virtually every industry. For more information, visit shift4.com.

About Global Blue

Global Blue (NYSE: GB) is the business partner for the shopping journey, providing technology and services to enhance the experience and drive performance. With over 40 years of expertise, today we connect thousands of retailers, acquirers, and hotels with nearly 80 million consumers across 52 countries, in three industries: Tax Free Shopping, Payments and Post-Purchase solutions. For more information, visit globalblue.com.

Investor Relations

Tom McCrohan

EVP, Head of Investor Relations

Shift4

investors@shift4.com

Paloma Main

Director, Strategy & Investor Relations

Shift4

investors@shift4.com

Media Contacts

Nate Hirshberg

SVP, Marketing

Shift4

nhirshberg@shift4.com

Alecia Pulman

Partner

ICR

Shift4pr@icrinc.com

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This communication is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of Global Blue. The solicitation and the offer to buy shares of Global Blue’s Registered Ordinary Shares, Registered Series A Convertible Preferred Shares and Registered Series B Convertible Preferred Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Shift4 intends to file with the Securities and Exchange Commission (“SEC”). In addition, Global Blue will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Shift4 and Global Blue with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Shift4 under the “News & Events” section of Shift4’s website at https://investors.shift4.com/news-events. INVESTORS AND SECURITY HOLDERS OF GLOBAL BLUE ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF GLOBAL BLUE AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Each of Shift4 and Global Blue intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Shift4’s or Global Blue’s, as applicable, respective expectations associated with the acquisition of Global Blue by Shift4, including the completion of the acquisition, the benefits, synergies, efficiencies, and opportunities arising from the acquisition, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause each of our actual results, performance or achievements, respectively, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; each of our ability to continue to expand our respective share of the existing payment processing markets or expand into new markets; additional risks associated with each of our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; and each of our respective ability to integrate and interoperate each of our services and products with a variety of operating systems, software, devices, and web browsers, and the other important factors discussed under the caption “Risk Factors” in Part I, Item 1A in Shift4’s Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2024, under the caption “Key Items – Risk Factors” in Item 3(D) in Global Blue’s Annual Report on Form 20-F for the year ended March 31, 2024 and each of our other filings with the SEC, respectively. Any such forward-looking statements represent management’s expectations as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, each of Shift4 and Global Blue, disclaim any obligation to do so, even if subsequent events cause each of our views to change, respectively.